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                                                                   EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Media Arts Group, Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 9, 2000, relating to the consolidated financial statements and financial statement schedules of Media Arts Group, Inc., which appears on the Company's Annual Report on Form 10-K for the year ended March 31, 2000.

/s/ PricewaterhouseCoopers LLP

San Jose, California
October 30, 2000